EXHIBIT 11

                           Earnings Per Share Schedule


Calculation of net income under the modified treasury stock method:

                                                       THREE            NINE
                                                       MONTHS          MONTHS
                                                     -----------    -----------
Primary
   Net (loss) income applicable to common stock      $  (101,216)   $ 1,257,439
   Assumed interest expense reduction                       --           30,178
                                                     -----------    -----------
                                                     $  (101,216)   $ 1,287,617
                                                     ===========    ===========

   Weighted average common stock outstanding           6,518,627      6,497,745
   Common stock equivalents                                 --        1,060,156
                                                     -----------    -----------
                                                       6,518,627      7,557,901
                                                     ===========    ===========

       Net (loss) income per share                   $      (.02)   $       .17
                                                     ===========    ===========

Fully diluted
   Net (loss) income applicable to common stock      $  (101,216)   $ 1,257,439
   Preferred stock dividends                                --            1,969
   Assumed interest expense reduction                       --           30,178
                                                     -----------    -----------
                                                     $  (101,216)   $ 1,289,586
                                                     ===========    ===========

   Weighted average common stock outstanding           6,518,627      6,497,745
   Common stock equivalents                                 --        1,060,156
   Assumed conversion of preferred stock                    --           18,750
                                                     -----------    -----------
                                                       6,518,627      7,576,651
                                                     ===========    ===========

       Net income per share                          $      (.02)   $       .17
                                                     ===========    ===========

The assumed conversion of the redeemable preferred stock was antidilutive, therefore it was excluded from the fully diluted calculations